EXCHANGE AGREEMENT


This Exchange Agreement (this "Agreement"), dated as of May 13, 1999, is entered into by and among Homebase Work Solutions Ltd., on behalf of each of the parties set out on Schedule "A" attached hereto (each such person or entity is referred to herein as a "Shareholder" and such individuals or entities are referred to herein collectively as the "Shareholders"), InfoCast Canada Corporation, an Ontario corporation (the "Corporation") and InfoCast Corporation, a Nevada corporation ("InfoCast");

                                   WITNESSETH:

WHEREAS pursuant to a share purchase agreement and related letters of transmittal contemplated thereby (collectively, the "Purchase Agreement") dated as of the 13th day of May, 1999 by and among the Shareholders, the Corporation and InfoCast, the parties agreed that they would execute and deliver this Exchange Agreement;

AND WHEREAS pursuant to the Purchase Agreement, as consideration for the purchase of all of the issued and outstanding securities of Homebase Work Solutions Ltd., the Corporation issued 3,400,000 exchangeable shares of the Corporation (each an "Exchangeable Share" and collectively the "Exchangeable Shares");

AND WHEREAS the articles of incorporation of the Corporation set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

AND WHEREAS InfoCast is the registered and beneficial owner of 10,000,000 common shares of the Corporation, being all OF THE issued and outstanding common shares of the Corporation as of the date hereof;

AND WHEREAS the Shareholders are the registered and beneficial owners of 3,400,000 Exchangeable Shares;

AND WHEREAS Homebase has full power and authority to execute and deliver this Agreement by and on behalf of each of the Shareholders;

AND WHEREAS the Shareholders have agreed to grant InfoCast the right to purchase the Exchangeable Shares on the terms and subject to the conditions set out herein;

NOW THEREFORE in consideration of the premises and mutual agreements and covenants herein contained (the receipt and adequacy of which consideration as to each of the parties hereto are hereby mutually acknowledged), the parties hereto hereby covenant and agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1 Defined Terms. All capitalized terms used in this Agreement shall, unless otherwise defined herein, have the meanings given to them in the Exchangeable Share Provisions. In addition, the following terms shall have the following meanings:

"Automatic Exchange Right" means the benefit of the obligation of InfoCast to effect the automatic exchange of Exchangeable Shares for InfoCast Common Shares pursuant to section 2.10.

"Insolvency Event" means the institution by the Corporation of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Corporation to the institution of bankruptcy, insolvency, dissolution, restructuring or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Corporation to contest in good faith any such proceedings commenced in respect of the Corporation within 15 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 5.1 of the Exchangeable Share Provisions.

1.2 Interpretation not Affected by Headings, etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4 Date for any Action. In the event that any date on or by which any action as required or permitted to be taken under this Agreement is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding Business Day. For the purposes of this Agreement, a "Business Day" means any day other than a Saturday, Sunday or a day when banks are not open for business in either or both of New York, New York or Toronto, Ontario.
                                       -2-

                                    ARTICLE 2
                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

2.1 Grant and Ownership of the Exchange Right. InfoCast hereby grants to the Shareholders, subject to the provisions of applicable law (including applicable securities laws), the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event or in the case of a Triggering Event (such term having the meaning ascribed thereto in Section 3.3 hereof), to require InfoCast to purchase from each or any Shareholder all but not less than all of the Exchangeable Shares held by the Shareholder and hereby grants to the Shareholders the Automatic Exchange Right, all in accordance with the provisions of this Agreement.

2.2      Legended  Share   Certificates.   The   Corporation   will  cause  each
certificate representing the Exchangeable Shares to bear a legend as follows:

         The shares represented by this Certificate:

(i) are subject to the terms and conditions of an Exchange Agreement (the "Agreement") and Support Agreement, both of which are dated May 13, 1999, and are between the Corporation, InfoCast and various other parties;

(ii) provide the holder with an Exchange Right and Automatic Exchange Right, as defined in the Agreement (collectively the "Rights"), which Rights may be exercised in accordance with the Agreement;

(iii) have been issued pursuant to exemptions from the registration and prospectus requirements of each of the Securities Act (Ontario) and Securities Act (Alberta) and are therefore subject to resale restrictions; and

(iv) have not been registered under the Securities Act of 1933, as amended, and may not be resold or otherwise transferred unless they are either registered under said Act or sold or otherwise transferred pursuant to an exemption from such registration requirements.

2.3 Purchase Price. The purchase price payable by InfoCast for each Exchangeable Share to be purchased by InfoCast under the Exchange Right shall be one (1) InfoCast Common Share plus that additional consideration set out below. The purchase of such Exchangeable Share may be satisfied only by InfoCast delivering to the relevant Shareholder that number of InfoCast Common Shares equal to the number of Exchangeable Shares so purchased plus (i) an additional amount equal to the full amount of all cash dividends declared, payable and unpaid on such Exchangeable Share and all undeclared but payable cash dividends payable on such Exchangeable Share, plus (ii) an additional amount equal to all dividends declared and paid on the InfoCast Common Stock which have not been declared on the Exchangeable Shares in accordance herewith or with the Exchangeable Share Provisions, plus (iii) an additional amount representing any non-cash dividends declared, payable and unpaid on such Exchangeable Share ("Additional Consideration"). In connection with the foregoing, notwithstanding the terms of the Exchangeable Share Provisions, InfoCast hereby waives its right to participate pari passu with the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or wind-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, and hereby irrevocably acknowledges and agrees that the Exchangeable Shares held by the Shareholders shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for kite purpose of winding-up its affairs. The foregoing priority shall also apply between the parties with respect to any Liquidation Amount, Redemption Price and Retraction Price, notwithstanding any provisions in the Exchangeable Share Provisions to the contrary.

2.4 Exercise Instructions. Subject to the terms and conditions herein set forth, a Shareholder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event or Triggering Event, to exercise the Exchange Right with respect to all but not less than all of the Exchangeable Shares registered in the name of such Shareholder on the books of the Corporation, subject to applicable securities laws. To exercise the Exchange Right, the Shareholder shall deliver to InfoCast in person, by courier service or by certified or registered mail, the certificates representing all of the Exchangeable Shares registered in the name of such Shareholder, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Ontario) and the by-laws of the Corporation and such additional documents and instruments as InfoCast may reasonably require (including evidence reasonably satisfactory to InfoCast that the holder of Exchangeable Shares is not a non-resident of Canada within the meaning of the Income Tax Act (Canada) or a Section 1 16 certificate with a certificate limit in the payment amount) together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Shareholder thereby exercises the Exchange Right so as to require InfoCast to purchase from the Shareholder the Exchangeable Shares specified therein, (ii) that such Shareholder has good title to and owns all such Exchangeable Shares to be acquired by InfoCast free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing InfoCast Common Shares deliverable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Corporation and InfoCast of payment) of the taxes (if any) payable as contemplated by section 2.7 of this Agreement.

2.5 Delivery of InfoCast Common Shares; Effect of Exercise. Promptly after receipt of the certificates representing all of the Exchangeable Shares registered in the name of the Shareholder together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, or evidence thereto), duly endorsed for transfer to InfoCast, InfoCast shall as soon as practicable thereafter, and in any event within four business days, deliver to the Shareholder (or to such other persons, if any, properly designated by such Shareholder), the certificates for the number of InfoCast Common Shares deliverable in connection with the exercise of the Exchange Right, which shares shall be duly issued as fully paid and non-assessable and free and clear of any lien, claim, encumbrance, security interest or adverse claim (other any such lien, claim, encumbrance, security interest or adverse claim arising as a result of any action or inaction by a Shareholder), and the Additional Consideration, if any, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the holder of such Exchangeable Shares shall be deemed to have transferred to InfoCast all of its right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of InfoCast Common Shares is not allotted, issued and delivered by InfoCast to such Shareholder (or to such other persons, if any, properly designated by such Shareholder), within twenty Business Days of the date of exercise, in which case the rights of the Shareholder shall remain unaffected until such InfoCast Common Shares are so allotted, issued and delivered by InfoCast. Concurrently with such Shareholder ceasing to be a holder of Exchangeable Shares, the Shareholder shall be considered and deemed for all purposes to be the holder of InfoCast Common Shares to which it is entitled pursuant to the Exchange Right.

2.6 Exercise of Exchange Right Subsequent to Retraction. In the event that a Shareholder has exercised its right under Article 5 of the Exchangeable Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Shareholder (the "Retracted Shares") and provided that the Shareholder has not revoked the Retraction Request delivered by the Shareholder to the Corporation pursuant to Section 5.1 of the Exchangeable Share Provisions, the Corporation hereby agrees with the Shareholder to forward or cause to be forwarded within 2 business days to InfoCast all relevant materials delivered by the Shareholder to the Corporation (including without limitation a copy of the Retraction Request delivered pursuant to Section 5.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and, subject to the provisions of applicable law (including applicable securities laws) and the Retraction Call Right, InfoCast will purchase such shares in accordance with the provisions of this Article 2.

2.7 Stamp or Other Transfer Taxes. Upon any sale of Exchangeable Shares to InfoCast pursuant to the Exchange Right, the Automatic Exchange Right, the Redemption Call Right, the Liquidation Call Right and the Retraction Call Right, the share certificate or certificates representing InfoCast Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Shareholder of the Exchangeable Shares so sold or in such name as such Shareholder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Shareholder (a) shall pay (and neither InfoCast nor the Corporation shall be required to pay) any documentary stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Shareholder or (b) shall have established to the satisfaction of InfoCast and the Corporation that such taxes, if any, have been paid.

2.8 Notice of Insolvency Event and Triggering Event. As soon as practicably possible upon the occurrence of a Triggering Event or Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event or Triggering Event, the Corporation and InfoCast shall give written notice thereof to the Shareholder, which notice shall include a brief description of the Exchange Right.

2.9 Reservation of InfoCast Common Shares. InfoCast hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, out of its authorized and unissued capital stock, such number of InfoCast Common Shares equal to the number of Exchangeable Shares issued and outstanding from time to time and InfoCast further represents, warrants and covenants that such number of InfoCast Common Shares shall be issuable free and clear of any lien, claim, encumbrance, security interest or adverse claim (other any such lien, claim, encumbrance, security interest or adverse claim arising as a result of any action or inaction by a Shareholder) notwithstanding that the issuance of such InfoCast Common Shares may give rise to certain rights of third parties against InfoCast pursuant to pre-emptive or other rights granted by InfoCast to such third parties.

2.10     Automatic Exchange on Liquidation of InfoCast.

(a) InfoCast will give each Shareholder notice (in the identical form and at the same time given by InfoCast to its stockholders) of each of the following events at the time set forth below:

         (i) in the event of any determination by the Board of Directors of InfoCast to institute voluntary liquidation, dissolution or winding up proceedings with respect to InfoCast or to effect any other distribution of assets of InfoCast among its shareholders for the purpose of winding up its affairs at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

         (ii) immediately, upon receipt by InfoCast of notice of or InfoCast otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of InfoCast or to effect any other distribution of assets of InfoCast among its shareholders for the purpose of winding up its affairs;

(any such event being hereinafter referred to as a "Liquidation Event").

         (b) In order that the Shareholders will be able to participate on a pro rata basis with the holders of InfoCast Common Shares in the distribution of assets of InfoCast in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for InfoCast Common Shares, subject to the provisions of applicable law (including applicable securities law). To effect such automatic exchange, InfoCast shall purchase each Exchangeable Share outstanding as soon as practicable prior to the Liquidation Event Effective Date and held by a Shareholder, and each Shareholder shall sell the Exchangeable Shares held by it at such time, for a purchase price per Exchangeable Share equal to one InfoCast Common Share plus the Additional

Consideration, if any, which shall be satisfied in full by InfoCast delivering to the Shareholder such number of InfoCast Common Shares equal to the number of Exchangeable Shares so purchased plus the Additional Consideration, if any.

         (c) The closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for InfoCast Common Shares shall be deemed to have occurred, and each Shareholder shall be deemed to have transferred to InfoCast all of the Shareholder's right, title and interest in and to its Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares upon InfoCast delivering to the Shareholder InfoCast Common Shares deliverable upon the automatic exchange of Exchangeable Shares for InfoCast Common Shares and the Additional Consideration, if any. Concurrently with such Shareholder ceasing to be a holder of Exchangeable Shares, the Shareholder shall be considered and deemed for all purposes to be the holder of InfoCast Common Shares issued to it pursuant to the automatic exchange of Exchangeable Shares for InfoCast Common Shares and the certificates held by the Shareholder previously representing the Exchangeable Shares exchanged by the Shareholder with InfoCast pursuant to such automatic exchange shall thereafter be deemed to represent InfoCast Common Shares delivered to the Shareholder by InfoCast pursuant to such automatic exchange. Upon the request of a Shareholder and the surrender by the Shareholder of Exchangeable Share certificates deemed to represent InfoCast Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as InfoCast may reasonably require, InfoCast shall deliver to the Shareholder certificates representing InfoCast Common Shares of which the Shareholder is the holder.

                                    ARTICLE 3
                           CERTAIN RIGHTS OF INFOCAST
                         TO ACQUIRE EXCHANGEABLE SHARES


3.1      InfoCast Liquidation Call Right.

(a) Upon the occurrence and during the continuation of an Insolvency Event, InfoCast shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to Article 4 of the Exchangeable Share Provisions to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date (as defined in the Exchangeable Share Provisions) all but not less than all of the Exchangeable Shares held by each such holder on payment by InfoCast of an amount per Exchangeable Share equal to one InfoCast Common Share plus the Additional Consideration per share, if any, which shall be satisfied in full by delivering to each such holder for each Exchangeable Share an equivalent number of InfoCast Common Shares plus the Additional Consideration per share, if any, (the "Liquidation Call Purchase Price"), provided that if the record date for any declared and unpaid dividends occurs on or after the Liquidation Date, the
         Liquidation Call Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Liquidation Call Right by InfoCast, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to InfoCast on the Liquidation Date on payment by InfoCast to the holder of the Liquidation Call Purchase Price for each such Exchangeable Share.

(b) To exercise the Liquidation Call Right, InfoCast must notify the Corporation as agent for the holders of Exchangeable Shares of InfoCast's intention to exercise such right at least 30 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that if it is impractical for InfoCast to give such notice, such lesser amount of notice as practicable shall be given. The Corporation will notify the holders of Exchangeable Shares as to whether or not InfoCast has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by InfoCast. If InfoCast exercises the Liquidation Call Right, on the Liquidation Date InfoCast will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Liquidation Call Purchase Price.

(c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, InfoCast shall deposit with the Corporation (as agent for the holders of Exchangeable Shares) on or before the Liquidation Date, certificates representing the aggregate number of InfoCast Common Shares and the Additional Consideration, if any, deliverable by InfoCast in payment of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with the Corporation, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase

         Price payable by InfoCast upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the InfoCast Common Shares to which it is entitled. Upon surrender to the Corporation of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require (including evidence reasonably satisfactory to the Corporation that the holder of Exchangeable Shares is not a non-resident of Canada within the meaning of the Income Tax Act (Canada) or a Section 1 16 certificate with a certificate limit in the payment amount) the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Corporation shall deliver to such holder, certificates representing the InfoCast Common Shares to which the holder is entitled. If InfoCast does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to Article 4 of the Exchangeable Share Provisions.

3.2      InfoCast Redemption Call Right.

(a) InfoCast shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of Exchangeable Shares by the Corporation pursuant to Article 6 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares to be redeemed on the Redemption Date (as defined in the Exchangeable Share Provisions) all but not less than all of the Exchangeable Shares held by each such holder on payment by InfoCast to the holder of an amount per Exchangeable Share equal to one (1) InfoCast Common Share which shall be satisfied in full by delivering to such holder such number of InfoCast Common Shares equal to the number Exchangeable Shares so purchased plus the Additional Consideration, if any, (the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right by InfoCast, each holder shall be obligated to sell all the Exchangeable Shares held by the holder and otherwise to be redeemed to InfoCast on the Redemption Date on payment by InfoCast to the holder of the Redemption Call Purchase Price for each such Exchangeable Share.

(b) To exercise the Redemption Call Right, InfoCast must notify the Corporation (as agent for the holders of Exchangeable Shares) of InfoCast's intention to exercise such right at least 30 days before the Redemption Date (as defined in the Exchangeable Share Provisions); provided, however, that if it is impracticable for InfoCast to give such notice, such lesser amount of notice as practicable shall be given. The Corporation will notify the holders of the Exchangeable Shares as to whether or not InfoCast has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by InfoCast. If InfoCast exercises the Redemption Call Right, on the Redemption Date InfoCast will purchase and the holders will sell all of the Exchangeable Shares to be redeemed for a price per Exchangeable Share equal to the Redemption Call Purchase Price.

(c) For the purposes of completing the purchase of Exchangeable Shares pursuant to the Redemption Call Right, InfoCast shall deposit with the Corporation (as agent for the holders of Exchangeable Shares) on or before the Redemption Date, certificates representing the aggregate number of InfoCast Common Shares plus the Additional Consideration, if any, deliverable by InfoCast in payment of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with the Corporation, on and after the Redemption Date the rights of each holder of Exchangeable Shares so purchased will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by InfoCast upon presentation and surrender by the holder of certificates representing the Exchangeable Shares purchased by InfoCast from such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the InfoCast Common Shares to which it is entitled. Upon surrender to the Corporation of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require (including evidence reasonably satisfactory to the Corporation that the holder of Exchangeable Shares is not a non-resident of Canada within the meaning of the Income Tax Act (Canada) or ~ Section 1 16 certificate with a certificate limit in the payment amount) the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Corporation shall deliver to such holder, certificates representing the InfoCast Common Shares to which the holder is entitled. If InfoCast does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price (subject to Section 2.3 hereof) otherwise payable by the Corporation in connection with the redemption of Exchangeable Shares pursuant to Article 6 of the Exchangeable Share Provisions.

3.3      Tender Offers, Etc. In the event that:

         (i) a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to InfoCast Common Shares is proposed by InfoCast or its shareholders and is recommended for acceptance by the Board of Directors of InfoCast;

         (ii) less than fifty percent (50%) of the outstanding shares of InfoCast are held of record by InfoCast's stockholders as of the date hereof; or

         (iii)    InfoCast   elects  to  initiate  the  voluntary   liquidation,
                  dissolution   or  winding-up   of  InfoCast   Canada  (each  a
                  "Triggering Event" and collectively the "Triggering Events"),

InfoCast shall have the right to purchase all of the Exchangeable Shares then outstanding in accordance with the provisions of Article 6 of the Exchangeable Share Provisions.

                                    ARTICLE 4
                                  MISCELLANEOUS

4.1 Withholding Rights. InfoCast shall be entitled to deduct and withhold from the consideration otherwise payable to the Shareholder pursuant to this Agreement such amounts as InfoCast is required or permitted to deduct and withhold with respect to such payment under the United States Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada), as amended, or any provision of state, provincial, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Shareholder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to the Shareholder exceeds the cash portion of the consideration otherwise payable to the Shareholder, InfoCast is hereby authorized to sell or otherwise dispose of at fair market value such portion of such consideration as is necessary to provide sufficient funds to InfoCast, in order to enable it to comply with such deduction or withholding requirement and InfoCast shall give an accounting to the Shareholder with respect thereto and any balance of such proceeds of sale.

4.2 Time of the Essence. Time shall be of the essence of this Agreement and all of the provisions of this Agreement.

4.3 No Assignment. The Shareholder may not assign, transfer or otherwise convey the whole or any part of such Shareholder's rights or obligations under this Agreement to any person without the express written consent of InfoCast. InfoCast may assign, transfer or otherwise convey its rights and obligations under this Agreement to any affiliate of InfoCast without the prior written consent of any other party provided that such affiliate agrees to be bound by the terms of this Agreement and provided that InfoCast shall not be relieved of its obligations under this Agreement.

4.4 Successors. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns.

4.5 Further Assurances. Each of the parties shall do all such things and provide all such reasonable assurances as may be required to consummate the agreements and transactions contemplated hereby and each party shall execute and deliver such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and to carry out its provisions.

4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.7 Attornment. InfoCast hereby irrevocably attorns and submits to, and agrees to take all further steps necessary to submit to, the non-exclusive jurisdiction of the Ontario Court of Justice (General Division) in any action or proceeding arising out of or related to this Agreement and irrevocably agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Ontario court. InfoCast hereby irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action or proceeding. InfoCast hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. InfoCast hereby irrevocably designates and appoints Aird &
Berlis, Attention: M. Craig G. Brown as its authorized agent to accept and acknowledge on its behalf service of any and all process that may be served in any such action or proceeding in any such court and agrees that service of process upon such agent, and written notice of such service to InfoCast delivered to such agent, shall be deemed in every respect effective service of process upon InfoCast in any such suit, action, or proceeding and shall be taken and held to be valid personal service upon InfoCast.

4.8 Ontario Securities Law. The rights of the Shareholders pursuant to this Agreement are subject to Section 1 1.15 of the Purchase Agreement.

4.9 Interpretation. Subject to Section 2.3 hereof, in the event that any provisions of this Agreement are inconsistent with or conflict with the Exchangeable Share Provisions, the Exchangeable Share Provisions shall govern and be paramount.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed, sealed and delivered as of the date first above written.

                                       INFOCAST CANADA CORPORATION

                                       By: /s/ (signature is illegible
                                           ---------------------------


                                       INFOCAST CORPORATION

                                       By:/s/ A.T. Griffis
                                           ---------------------------


                                       HOMEBASE WORK SOLUTIONS LTD., as duly
                                       authorized signatory for each of the
                                       SHAREHOLDERS


                                       By: